                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     Information Required in Proxy Statement
                            Schedule 14A Information

                   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement                [ ] Confidential, for Use of the
[X] Definitive Proxy Statement                     Commission Only (as permitted
[ ] Definitive Additional Materials                by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to Section
    240.14a-11(c) or Section 240.14a-12

                                 BIOSONICS, INC.
                (Name of Registrant as Specified In Its Charter)

                           Nancy D. Weisberg, Esquire
                           MCCAUSLAND, KEEN & BUCKMAN
                          Five Radnor Corporate Center
                         100 Matsonford Road, Suite 500
                           Radnor, Pennsylvania 19087
                                 (610) 341-1000
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    (2) Aggregate number of securities to which transaction applies:
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and determined):
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    (4) Proposed maximum aggregate value of transaction:
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    (5) Total fee paid:

[X]  Fee paid previously with preliminary materials.
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously Paid:
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (2)  Form, Schedule or Registration Statement No.:
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (3)  Filing Party:
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (4)  Date Filed:
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                 BIOSONICS, INC.


                               260 NEW YORK DRIVE
                       FORT WASHINGTON, PENNSYLVANIA 19034
                                 (215) 646-7100

                                                                   June 24, 1996

Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders of Biosonics, Inc. which will be held on July 16, 1996, beginning at 10:00 a.m. at the Fort Washington Expo Center, 1100 Virginia Drive, Fort Washington, Pennsylvania.

         The accompanying notice of the meeting and proxy statement describes the matters to be acted upon at the special meeting of shareholders. Your participation in the activities of the Company is important, regardless of the number of shares you hold. To assure your representation at the meeting, whether or not you are able to attend, please complete the enclosed proxy card and return it promptly to us in the postage-paid envelope provided.

         I hope you will attend the special meeting.

                                        Sincerely,



                                        Jack Paller,
                                        President and Chief Executive Officer

                                BIOSONICS, INC.

                               260 NEW YORK DRIVE
                      FORT WASHINGTON, PENNSYLVANIA 19034

                                ---------------

                           NOTICE OF SPECIAL MEETING
                                       OF
                                  SHAREHOLDERS

                                 JULY 16, 1996

                                ---------------


To the Shareholders:

     A special meeting of shareholders of Biosonics, Inc. (the "Company") will be held on July 16, 1996, at 10:00 a.m., at the Fort Washington Expo Center, 1100 Virginia, Drive, Fort Washington, Pennsylvania, for the following purposes:

     1. To consider and act upon a proposal to amend the Articles of Incorporation of the Company to increase the authorized number of shares of Common Stock from 250,000,000 to 750,000,000;

     2. To consider and act upon a proposal to amend the Articles of Incorporation to effect a reverse stock split (the "Reverse Split"). Such amendment to the Company's Articles of Incorporation will reduce the number of authorized shares of Common Stock and will increase the par value of the Common Stock.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of the Common Stock at the close of business on June 20, 1996 are entitled of notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend in person, please promptly sign, date and mail the enclosed proxy in the return envelope. If you decide to attend the meeting and wish to vote in person, you may revoke your proxy by written notice to the Secretary of the Company at that time.


                                         By Order of the Board of Directors


June 24, 1996                            Robert N. Paller, Assistant Secretary

                                 BIOSONICS, INC.



                                 PROXY STATEMENT



     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Biosonics, Inc., a Pennsylvania corporation (the "Company"), for use at a Special Meeting of Shareholders to be held on July 16, 1996, and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying proxy will be first sent or given to shareholders is June 24, 1996.

     The record date for determining shareholders entitled to vote has been fixed at the close of business on June 20, 1996. As of such date, there were 242,766,437 shares of the Company's Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote, and votes may not be cumulated in the election of directors. The presence, in person or by proxy, of holders of the Common Stock entitled to cast at least a majority of the votes which all holders of the Common Stock are entitled to cast will constitute a quorum for purposes of the meeting.

     Shares represented by a proxy in the accompanying form, unless previously revoked, will be voted at the Meeting if the proxy is returned to the Company properly executed and in sufficient time to permit the necessary examination and tabulation before a vote is taken. A proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company, by giving a later dated proxy, or by voting in person at the meeting. Mere attendance at the Meeting will not revoke the proxy. Any specific instructions indicated on your proxy will be followed. Unless contrary instructions are given, your proxy will be voted FOR each of the proposals described in this Proxy Statement and in the discretion of the proxy holders on such other business as may properly come before the Meeting.

     Abstentions are counted as shares present for purposes of determining the presence or absence of a quorum for the transaction of business. Brokers holding shares for beneficial owners must vote their shares according to the specific instructions they receive from the owners. If specific instructions are not received, brokers may vote these shares in their discretion, except if they are precluded from exercising their voting discretion on certain proposals pursuant to the rules of the New York Stock Exchange. In such a case, the broker may not vote on the proposal absent specific voting instructions. This results in what is known as a "broker non-vote." A broker non-vote has the effect of a negative vote when a majority of the shares issued and outstanding is required for approval of the proposal. A broker non-vote has the effect of reducing the number of required affirmative votes when a majority of the shares present, or represented, and entitled to vote is required for approval of the proposal. Approval of the proposed amendments to the Company's Articles of Incorporation (Proposals 1 and 2) requires the affirmative vote of the majority of the outstanding shares entitled to vote. For purposes of Proposals 1 and 2, abstentions will have the same effect as a vote against the proposal. Broker non-votes will have the same effect as a vote against Proposal 1 or 2. The New York Stock Exchange determines whether brokers have discretionary authority to vote on a given proposal.

     The cost of solicitation of proxies by the Board of Directors will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or facsimile by directors, officers or employees of the Company without additional compensation. The Company will, upon request, reimburse shareholders of record who are brokers, dealers, banks and other institutions, nominees or fiduciaries for their reasonable expenses in forwarding the proxy materials and annual report to shareholders to the beneficial owners of the Company's Common Stock.

                  1. AMENDMENT TO ARTICLES OF INCORPORATION TO
              INCREASE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

     On May 15, 1996, the Company's Board of Directors unanimously approved an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 250,000,000 to 750,000,000 and unanimously recommends that the Company's shareholders approve such amendment.

     As of June 10, 1996, 242,766,437 shares of Common Stock were issued and outstanding and 36,200,000 shares were reserved for issuance.

     From 1991 through 1995, the Company financed its operations through the sale of its securities and loans. The issuance of shares of the Common Stock sold or issuable upon conversion of convertible preferred stock would cause the Company to exceed the number of shares of Common Stock authorized for issuance. Of the convertible preferred stock outstanding, 1,250 are owned by Jack Paller, the Company's President and Chief Executive Officer, and 2,000 are owned by International Management & Research Corporation ("IMRC"), which holds, through its wholly-owned subsidiary, IMRC Holdings, Inc., approximately 50% of the Company's Common Stock. The 3,250 shares of Preferred Stock owned by Mr. Paller and IMRC are convertible into an aggregate of 11,375,000 shares of the Company's Common Stock. Therefore, the Board of Directors believes that it is necessary to increase the number of authorized shares of Common Stock.

     The Company's Board of Directors believes that it is desirable to have additional authorized shares of Common Stock available for future financings, acquisitions, stock option plans and other general corporate purposes, including the exchange of outstanding non-convertible debt for Common Stock. Having such additional authorized shares available for issuance in the future would give the Company greater flexibility and allow such shares to be issued without the expense and delay of a special shareholders' meeting. The shares of stock would be available for issuance without further action by the shareholders, unless such action is required by applicable law. The Company has no present plans, agreements or understandings for the issuance of these additional shares of Common Stock, except as discussed below under Proposal 2.

     It should be noted that the additional shares of Common Stock to be authorized by the amendment could be used to impede or discourage certain business combinations opposed by the incumbent Board of Directors, whether or not in the best interests of the Company. For example, issuing additional shares of Common Stock could have the effect of diluting the stock ownership of persons seeking to obtain control of the Company. The Company's Articles of Incorporation also contains a provision authorizing the issuance of up to 10,000,000 shares of Preferred Stock, 9,250 of which are currently outstanding with such rights, preferences and limitations as determined by the Board of Directors. Such Preferred Stock could also be issued in one or more transactions with terms that might make the acquisition of a controlling interest in the Company more difficult or costly. The proposed amendment to the Company's Articles of Incorporation is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor does the Board of Directors have any present intent to use the additional shares of Common Stock to impede a takeover attempt. The Pennsylvania Business Corporation Law of 1988, as amended, contains a provision which applies to the Company which prohibits, subject to certain exceptions, a "business combination" with a shareholder or group of shareholders beneficially owning more than 20% of the voting power of the Company (an "interested shareholder") for a five-year period following the date on which the holder became an interested shareholder. This provision may discourage open market purchases of the Company's Common Stock or a non-negotiated tender or exchange offer for such stock.

     To be approved, the amendment to the Company's Articles of Incorporation must be authorized by the affirmative vote of a majority of the votes cast by all shareholders of the Common Stock entitled to vote thereon.

     THE BOARD RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                  2. AMENDMENT TO ARTICLES OF INCORPORATION TO
                       EFFECT A REVERSE COMMON STOCK SPLIT

     On May 15, 1996, the Board of Directors of the Company approved, subject to the shareholders' approval solicited hereby, a proposal to amend the Company's Articles of Incorporation to effect a reverse Common Stock split (the "Reverse Split"). Approval of this proposal would permit the Board of Directors to effect a Reverse Split of not more than one share of the Company's Common Stock for every 10 shares of the Company's then issued Common Stock nor less than one share of Common Stock for every 150 shares of Common Stock, with the specific exchange ratio to be determined by the Board of Directors (the "Split Ratio"). The proposal would reduce the number of shares which the Company is authorized to issue and increase the par value per share, depending on the specific exchange ratio determined by the Board of Directors. The shares of Common Stock outstanding after the Reverse Split would have the same rights and privileges as the shares of Common Stock currently outstanding.

     The Articles of Incorporation presently authorizes 250,000,000 shares of Common Stock, of which 242,766,437 shares were issued and outstanding on the record date. In addition, as of the record date, 36,200,000 shares of Common Stock were subject to issuance upon conversion of outstanding convertible preferred stock and upon exercise of rights to acquire shares of Common Stock.

Reasons for the Reverse Split

     The Company has engaged a consultant to find an underwriter for the issuance and public sale of its securities. No understanding has been reached with any prospective underwriter and no letter of intent has been executed. There can be no assurance that the consultant will be successful in finding an underwriter or that any offering of the Company's securities will take place. However, the Company believes that, as a prerequisite for any offering, the Company will be required to obtain shareholder approval for, and implementation of, a Reverse Split. Specifically, the Reverse Split will be based upon the assumption that the market price of the Company's Common Stock will increase in direct inverse proportion to the Split Ratio of the Reverse Split. For example, if the Split Ratio of the reverse split is one for 150, the assumption is that the market price of the Common Stock should increase one hundred fiftyfold. Based upon the application of the formula to the closing bid price of $.09 on June 7, 1996, if each share of Common Stock would be split into 1/10th shares of Common Stock, the initial adjusted market value would be $.90 per share, and if it were split into 1/150th shares of Common Stock, the initial adjusted market price would be $13.50 per share.

     Even if the Company does not complete an offering of its securities, the Board believes that the Reverse Split may be advantageous for several reasons:

     First, the Board believes that the current low per share price of the Common Stock and the large number of shares outstanding have a negative effect on the marketability of existing shares and the potential ability of the Company to raise capital by issuing shares. On June 7, 1996, the closing bid and asked price of the Common Stock on the OTC Bulletin Board were $.09 and $.12, respectively. Many stock brokers are reluctant to deal in low price stocks because of the time-consuming procedures that make the handling of such stocks unattractive from an economic standpoint. Further, certain institutional investors have internal policies preventing the purchase of low-priced stocks.

     Second, since a broker's commissions on low-priced stocks generally represent a higher percentage of the gross stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in individual shareholders paying transaction costs (commission, mark-ups, mark-downs) which are at a higher percentage of the total share value than would be the case if the Common Stock share price were substantially higher.

     Finally, the Board is hopeful that the decrease in the number of shares of Common Stock outstanding as a consequence of the Reverse Split and the resulting anticipated increased price level will encourage interest in the Common Stock and possibly promote greater liquidity for the Company's shareholders.

     There can be no assurance, however, that the foregoing hoped-for effects will occur following the Reverse Split, that the market price of the Common Stock immediately after implementation of the proposed Reverse Split will be maintained for any period of time, or that such market price will exceed or remain in excess of the current market price.

     Any reverse split would be implemented in the discretion of the Board of Directors irrespective of whether an underwriter would require a reverse split as a prerequisite to an offering. If the application of the Split Ratio causes any shareholder to have a fractional share of stock, such share will be rounded up to the next highest whole share. Pennsylvania law requires that the Company must amend its Articles of Incorporation to provide for the Reverse Split of its outstanding Common Stock.

Effective Date of the Reverse Split

     If the proposal is approved by the shareholders, the Reverse Split would become effective after the Board determines the Split Ratio and files the Articles of Amendment with the Secretary of State of the Commonwealth of Pennsylvania ("Effective Date"). Upon filing of the Articles of Amendment, all of the outstanding Common Stock will be converted into new Common Stock appropriate to reflect the Split Ratio as set forth in the Articles of Amendment. The number of shares of new Common Stock calculated pursuant to the Split will be rounded up to the nearest whole share as fractional shares will not be issued. From and after the Effective Date, certificates representing shares of old Common Stock shall be deemed to represent only the right to receive shares of new Common Stock to which an individual shareholder would otherwise be entitled.

Exchange of Stock Certificates and Fractional Shares

     As soon as practicable after the Effective Date, the Company will send a letter of transmittal to each shareholder of record on the Effective Date for use in transmitting certificates representing shares of Common Stock ("old certificates") to the Company's transfer agent, American Stock Transfer Company (the "Exchange Agent"). The letter of transmittal will contain instruction for the surrender of old certificates to the Exchange Agent in exchange for certificates representing the number of whole shares of new Common Stock. No new certificates will be issued to a shareholder until such shareholder has surrendered all old certificates together with a properly completed and executed letter of transmittal to the Exchange Agent.

     Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with all old certificates, shareholders will receive a new certificate or certificates representing the number of whole shares of new Common Stock into which their shares of Common Stock represented by the old certificates have been converted as a result of the Reverse Split. No fractional shares of Common Stock will be issued as a result of the Reverse Split. In lieu of receiving fractional shares, shareholders who hold a number of shares that does not result in a whole number of new shares will be entitled to receive a whole share of the new Common Stock for any fractional share at no additional cost. The number of shares of Common Stock to be issued in connection with rounding up such fractional interests is not expected to be material. Until surrendered, outstanding old certificates held by shareholders will be deemed for all purposes to represent the number of whole share of Common Stock to which such shareholders are entitled as a result of the Reverse Split. Shareholders should not send their old certificates to the Exchange Agent until they have received the letter of transmittal. Shares not presented for surrender as soon as is practicable after the letter of transmittal is sent will be exchanged at the first time they are presented for transfer.

     No service charges will be payable by shareholders in connection with the exchange of certificates, all expenses of which will be borne by the Company.

Certain Effects of the Reverse Split

     The principal effect of the Reverse Split will be to decrease the number of shares of Common Stock outstanding as follows:

                   SHARES OUTSTANDING AS OF     APPROXIMATE NUMBER OF SHARES
 EXCHANGE RATIO         JUNE 7, 1996           OUTSTANDING AFTER REVERSE SPLIT
 --------------    ------------------------    -------------------------------
      1:10               242,766,437                   24,276,644

      1:150              242,766,437                    1,618,443

     The shares of Common Stock to be issued pursuant to the Reverse Split will be fully paid and nonassessable. The relative voting and other rights of holders of the Common Stock will not be altered by the Reverse Split. The Company does not anticipate that the Reverse Split will result in any material reduction in the number of holders of Common Stock.

     Although the authorized shares will be reduced if the Reverse Stock Split is approved, if the proposed amendment to the Articles of Incorporation of the Company to increase the authorized number of shares of Common Stock (Proposal No. 1) is also approved by the shareholders, the total number of shares authorized for issuance will be increased. Accordingly, if the amendments are approved by the shareholders, the Company will have the ability to issue more shares of Common Stock than is presently the case, as the Board of Directors deems to be in the Company's best interests, without additional shareholder approval. The issuance of such shares may, among other things, have a dilutive effect on the equity and voting power of existing holders of Common Stock.

     The number of shares subject to outstanding conversion privileges and rights to acquire Common Stock, as well as the exercise price and conversion ratio therefor, will be proportionately adjusted to reflect the Reverse Split.

     The Preferred Stock of the Company will be unaffected by the Reverse Split except that the conversion ratios will be proportionately adjusted.

Certain Federal Income Tax Consequences

     The following is a summary of the material anticipated federal income tax consequences of the Reverse Split to shareholders of the Company. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department Regulations (the "Regulations") issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. No assurance can be give that any such changes will not adversely affect the discussion in this summary.

     This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the Reverse Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to shareholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (for example, life insurance companies, regulated investment companies and foreign taxpayers). In addition, this summary does not address any consequence of the Reverse Split under any state, local or foreign tax laws. As a result, it is the responsibility of each shareholder to obtain and rely on advice from his or her personal tax adviser as to: (i) the effect on his or her personal tax situation of the Reverse Split, including the application and effect of state, local and foreign income and other tax laws;
(ii) the effect of possible changes in judicial or administrative interpretations of existing legislation and Regulations, as well as possible future legislation and Regulations; and (iii) the reporting of information required in connection with the Reverse Split on his or her own tax returns. It will be the responsibility of each shareholder to appropriately account for the Reverse Split, and the resulting effects therefrom, on his or her federal, state and local tax returns.

     No ruling from the Internal Revenue Service ("Service") or opinion of counsel will be obtained regarding the federal income tax consequences to the shareholders of the Company as a result of the Reverse Split. ACCORDINGLY, EACH SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISER REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

     The Company believes that the Reverse Split will be a "recapitalization" under the Code. As a result of the tax treatment, no gain or loss should be recognized by the Company or its shareholders in connection with the Reverse Split. If the Reverse Split qualifies as a "recapitalization" under the Code, a shareholder of the Company who exchanges his or her Common Stock solely for new Common Stock should recognize no gain or loss for federal income tax purposes. A shareholder's aggregate tax basis in his or her shares of new Common Stock received from the Company should be the same as his or her aggregate tax basis in the Common Stock exchanged therefor. The holding period of the new Common stock received by such shareholder should include the period during which the Common Stock surrendered in exchange therefor was held, provided all such Common Stock was held as a capital asset on the date of the exchange.

Miscellaneous

     The Board of Directors may abandon the proposed Reverse Split at any time before or after the Special Meeting and prior to the filing of the Articles of Amendment related thereto if for any reason the Board of Directors deems it advisable to do so. The Reverse Split will be abandoned if the Company has not filed the Articles of Amendment on or before July 16, 1997. Any future determinations of the appropriateness of the Reverse Split and the Split Ratio will be made by the Board of Directors as the Board of Directors deems to be in the best interests of the Company and will depend upon numerous factors, such as future trading price of the Common Stock, the future growth and development of the Company's business and the financial condition and results of operations.

Vote Required

     In order to effect the Reverse Split, the Company's Articles of Incorporation must be amended, which requires, under Pennsylvania law, the affirmative vote of a majority of the votes cast by all shareholders of the Common Stock entitled to vote thereon.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO EFFECT THE REVERSE SPLIT OF THE COMMON STOCK.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Company does not intend to present and has not been informed that any other business will be presented for consideration at the meeting. However, if other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy, or their substitutes, to vote the proxy in accordance with their judgment in such matters.

                                        By Order of the Board of Directors


                                        Robert N. Paller, Assistant Secretary

                                     [FRONT]

                                 Biosonics, Inc.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jack Paller (with full power of substitution) to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Special Meeting of Shareholders of the Company to be held on July 16, 1996 and at any adjournment thereof.

     1. Proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 250,000,000 to 750,000,000.

         [ ]    FOR           [ ]    AGAINST         [ ]    ABSTAIN

     2. Proposal to amend the Company's Articles of Incorporation to effect a reverse stock split.

         [ ]    FOR           [ ]    AGAINST         [ ]    ABSTAIN

     PLEASE DATE AND SIGN YOUR PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY.

                                     [BACK]

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND OTHERWISE AT THE DISCRETION OF THE PROXY.

                      PLEASE SIGN AND DATE THIS PROXY BELOW

                                          Date:________________________________

                                          _____________________________________

                                          _____________________________________
                                               (Signature of Shareholder)

                                          Please sign exactly as your name
                                          appears on the left. When signing as
                                          attorney, executor, administrator,
                                          guardian or corporate official, please
                                          give your full title.